UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2017

Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway, San Rafael, California		94903
(Address of Principal Executive Offices)		(Zip Code)
(415) 507-5000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On January 18, 2017, Autodesk, Inc. (“Autodesk”) and Citibank, N.A., along with other lenders constituting the Required Lenders under the Company’s Amended and Restated Credit Agreement, dated as of May 29, 2015 (the “Credit Agreement”), waived the requirements of, and compliance by Autodesk with, Section 5.03(a) of the Credit Agreement. Section 5.03(a) requires Autodesk to comply with a maximum debt to capitalization ratio as of the end of each fiscal quarter. As a result of its business model transition, Autodesk is discussing amendments to the financial covenants in the Credit Agreement with the lenders and expects to conclude this process during the first quarter of fiscal 2018.
The foregoing description of the waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the waiver, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

10.1
Letter Waiver, dated as of January 18, 2017, to the Amended and Restated Credit Agreement, dated as of May 29, 2015, by and among Autodesk, Inc., the lenders from time to time party thereto and Citibank, N.A., as administrative agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTODESK INC.
(Registrant)

By: /s/ R. Scott Herren
R. Scott Herren
Senior Vice President and Chief Financial Officer
Date: January 19, 2017

EXHIBIT INDEX
Exhibit No.    Description

10.1
Letter Waiver, dated as of January 18, 2017, to the Amended and Restated Credit Agreement, dated as of May 29, 2015, by and among Autodesk, Inc., the lenders from time to time party thereto and Citibank, N.A., as administrative agent.

4